Exhibit 15

November 2, 2015

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549
Re:    JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-199966)
(No. 333-191692)
Registration Statements on Form S-8
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)

Commissioners:
We are aware that our report dated November 2, 2015 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of September 30, 2015 and the related consolidated statements of income and comprehensive income for each of the three-month and nine-month periods ended September 30, 2015 and 2014 and changes in stockholders’ equity and cash flows for each of the nine-month periods ended September 30, 2015 and 2014 and included in the Firm's quarterly report on Form 10-Q for the quarter ended September 30, 2015 is incorporated by reference in its Registration Statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such Registration Statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

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